SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of report: October 8, 1999

                              Ameritech Corporation

                             A Delaware Corporation

                           Commission File No. 1-8612

                           IRS Employer No. 36-3251481

                30 South Wacker Drive, Chicago, Illinois 60606

                         Telephone Number (800) 257-0902




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Item 1.     Changes in Control of Registrant

            On October 8, 1999, SBC Delaware, Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of SBC Communications Inc., a Delaware corporation ("SBC"), merged (the "Merger") with and into Ameritech Corporation, a Delaware corporation ("Ameritech"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 10, 1998, among SBC, Merger Sub and Ameritech. The Merger Agreement was adopted by the shareowners of Ameritech at a special meeting of the shareowners of Ameritech held on December 11, 1998 and by SBC as the sole shareowner of Merger Sub.

            Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, holders of Ameritech common stock received 1.316 shares of SBC common stock for each share of Ameritech common stock and as a result became holders of SBC common stock instead of Ameritech common stock. In the aggregate, Ameritech shareowners received approximately 1,446,000,000 shares of SBC common stock. As a result of the Merger, Ameritech became a wholly owned subsidiary of SBC, and SBC became the owner of 100% of the outstanding shares of Ameritech common stock.


Item 2-6.   Not applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            (c)   Exhibits.

            2.1 Agreement and Plan of Merger, dated as of May 10, 1998, among Ameritech, SBC and Merger Sub (incorporated by reference to
                  Exhibit 2 to Ameritech's Current Report on Form 8-K, dated May 11, 1998).

Item 8.     Not applicable.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    AMERITECH CORPORATION



October 12, 1999                     /s/ Donald Kiernan
                                    Donald Kiernan
                                    Executive Vice President, Chief
                                      Financial Officer and Treasurer